UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

As previously disclosed, on June 25, 2024, Bakersfield Renewable Fuels, LLC (“BKRF”), an indirect wholly-owned subsidiary of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into Supply and Offtake Agreement (the “SOA”) with Vitol Americas Corp. (“Vitol”), pursuant to which, among other things, Vitol will serve as the exclusive supplier of renewable feedstocks to our Bakersfield renewable fuels facility (the “Facility”), and as the exclusive offtaker of all renewable diesel, naphtha, and certain associated renewable attributes, and other products (as agreed to by the parties) that are produced at the Facility.

On November 4, 2024, BKRF and Vitol entered into an amendment to the SOA to extend the Start Date Deadline (as defined in the SOA) from October 31, 2024 until December 15, 2024. The renewal term was also modified from up to two 12 month extensions to up to three 12 month extensions. In consideration for these amendments, BKRF will pay to Vitol an Excess Commitment Fee equal to 7.58% of the amount in excess of $330 million of Tranche D Obligations under its senior credit agreement.

The foregoing description of the material terms of the amendment to the SOA is qualified in its entirety by reference to the complete text of such amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to Supply and Offtake Agreement, dated as of November 4, 2024, by and between Bakersfield Renewable Fuels, LLC and Vitol Americas Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer